Exhibit 99.1

ANCESTRY.COM TO BE ACQUIRED BY PERMIRA FUNDS FOR $32.00 PER SHARE IN CASH

Transaction Valued at $1.6 billion;

Permira Funds Partners with Ancestry.com Management and Spectrum Equity to

Acquire World’s Leading Online Family History Resource

PROVO, Utah, October 22, 2012 –Ancestry.com (Nasdaq:ACOM), the global leader in online family history, and Permira, the European private equity firm with global reach, today announced that a company owned by the Permira funds and co-investors has entered into a definitive merger agreement to acquire Ancestry.com for $32.00 per share in cash in a transaction valued at $1.6 billion. Tim Sullivan, Ancestry.com’s President and Chief Executive Officer, and Howard Hochhauser, Ancestry.com’s Chief Financial Officer and Chief Operating Officer, will maintain a majority of their equity stakes in the company as part of the transaction. Spectrum Equity will also remain an investor in the company.

The transaction represents a premium of 41% over Ancestry.com’s closing stock price on June 5, 2012, the last trading day prior to press reports that Ancestry.com had retained a financial advisor in connection with a possible sale of the company. The disinterested members of Ancestry.com’s Board of Directors have unanimously approved the transaction and recommend that Ancestry.com stockholders approve the merger. Affiliates of Spectrum Equity, which together own approximately 30% of the company’s outstanding shares, have agreed to vote their shares in favor of the merger.

Ancestry.com is the world’s largest online family history resource. Its global network of websites empowers users to make meaningful discoveries and share their family history. Over 15 years Ancestry.com has assembled an unrivaled worldwide collection of over 10 billion digitized, indexed records and built a feature-rich, engaging product experience for its 2 million-plus subscribers. The company’s best-in-class technology ensures access everywhere via web, desktop and mobile.

“This is a successful outcome for our public stockholders, and a great day for Ancestry.com employees and subscribers around the world,” said Tim Sullivan. “We’re excited that Permira shares our commitment to keep investing in our technology and product experience to make family history easy and accessible for more and more families around the world. Their strong investment track record in the technology and Internet sectors makes them a terrific advisor and partner as we take the company forward.”

Added Charles Boesenberg, Chairman of the Board of Ancestry.com, “Our board conducted a thorough sale process, and we are pleased to be able to offer our stockholders this premium transaction.”

Brian Ruder, Partner and Head of Permira’s Menlo Park office said: “With its pioneering technology and market leading position, Ancestry.com is an exciting investment opportunity for the Permira funds. We are thrilled to be able to back the company as it continues to develop new and innovative content, and expand in both its core markets and into new geographies. We look forward to bringing Permira’s technology and media experience to bear in supporting Tim, Howard and the rest of the talented team at Ancestry.com and its mission of helping everyone discover, preserve and share their family history.”

Ancestry.com and Permira indicated that the company will continue executing on its growth strategy and initiatives led by content acquisition and technology investment, with the support of the Permira funds and the investor group. There are no anticipated changes in Ancestry.com’s operating structure. Ancestry.com’s focus will continue to be on investing in content, technology and its user experience, expanding its product offerings in areas like DNA, and building the Ancestry.com brand and the family history category, all on a global basis. Ancestry.com will remain headquartered in Provo, Utah, with a continued large presence in San Francisco, Dublin, London and other international markets.

The transaction, which is subject to the approval of holders of a majority of the outstanding shares of Ancestry.com common stock and other customary closing conditions, is expected to close in early 2013. The company will file additional details regarding the transaction shortly with the Securities and Exchange Commission on a Form 8-K, and in proxy materials to be provided to the company’s stockholders in connection with the special meeting to vote on the merger.

The Board of Directors of Ancestry.com received financial advice from Qatalyst Partners LP, who also provided a fairness opinion in connection with the transaction, and Wachtell, Lipton, Rosen & Katz served as the company’s legal counsel. Morgan Stanley served as financial advisor to the Permira funds while Fried, Frank, Harris, Shriver & Jacobson LLP and Clifford Chance LLP served as legal advisors. The Permira funds were also advised by McKinsey & Company, Aon M&A Solutions, and PricewaterhouseCoopers LLP. Barclays, Credit Suisse Securities, Deutsche Bank, Morgan Stanley and RBC Capital Markets have agreed to provide financing to the acquiring company in connection with the merger.

Ancestry.com Third Quarter 2012 Financial Results

As previously announced, Ancestry.com will release financial results for its third quarter 2012 on Wednesday, October 24, 2012 at approximately 2:00 p.m. MT (4:00 p.m. ET). In light of today’s announcement, the company will no longer be hosting a corresponding conference call with analysts and investors to discuss the financial results.

About Ancestry.com

Ancestry.com Inc. (Nasdaq: ACOM) is the world’s largest online family history resource, with more than 2 million paying subscribers. More than 10 billion records have been added to the site in the past 15 years. Ancestry users have created more than 39 million family trees containing approximately 4 billion profiles. In addition to its flagship site, Ancestry.com offers several localized Web sites designed to empower people to discover, preserve and share their family history

About Permira

Permira is a European private equity firm with global reach. The Permira funds, raised from pension funds and other institutions, make long-term investments in companies with the ambition of transforming their performance and driving sustainable growth. Founded in 1985, the firm advises funds with a total committed capital of approximately $26 billion.

Permira established its presence in North America with the opening of the New York office in 2002 followed by the Menlo Park office in 2008. The Permira funds have a long track record of successful technology and digital media investing in companies around the world including Odigeo, NDS, Renaissance Learning and Genesys. Since 1997, over 30% of the Permira funds’ investments have been in the core sector of Technology, Media & Telecom.

For more information visit: www.permira.com.

Forward-looking Statements

Statements about the expected timing, completion and effects of the proposed merger and all other statements in this document, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain stockholder approval or the failure to satisfy the closing conditions. Factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2011 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement. Stockholders are urged to read the proxy statement when it becomes available because it will contain important information about the proposed transaction. Investors and security holders may obtain a free copy of documents filed by Ancestry.com with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of Ancestry.com’s filings with the SEC from Ancestry.com’s website at ir.ancestry.com.com/sec.cfm or by directing a request to: Ancestry.com 360 West 4800 North, Provo, Utah 84604, Attn: Investor Relations, (801) 705-7942.

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2012 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 11, 2012. Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement the Company will file with the SEC.

Contact Information

Ancestry.com

Investors:	Media:
Aaron Felix	Heather Erickson
(801) 705-7942	(801) 705-7104
afelix@ancestry.com	herickson@ancestry.com

Permira

Sard Verbinnen & Co

Brooke Gordon/Nathaniel Garnick

(212) 687-8080

Noémie de Andia

+44 79 7338 7473

noemie.deandia@permira.com

Matthieu Roussellier

+44 20 7632 1053

matthieu.roussellier@permira.com